UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

Commission File Number: 333-150388

Granto, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0655634
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Dongdu Room 321, No. 475 Huanshidong Road, Guangzhou City, PRC 510075
(Address of principal executive offices)

011-86-20-8762-1778
(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 29, 2010, in a share exchange transaction which closed on that date, we acquired control of Rongfu Aquaculture, Inc., a Delaware corporation (“Rongfu”), which is in turn a holding company for subsidiaries conducting an aquaculture business in the People’s Republic of China.

As a result, at the closing of the share exchange we ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act.

On March 31, 2010 we filed a  Current Report on Form 8-K  (the “ March 2010 8-K”) in which we described the share exchange transaction and provided the disclosures relating to Rongfu that would be required in a Form 10 initial registration statement.

In connection with the reverse merger we changed our fiscal year end from September 30 to December 31.  In the March 2010 8-K all of the financial statements of Rongfu, the  “accounting acquirer,” required by Items 2.01(f) and 9.01 of Form 8-K were not included.  Accordingly, we are filing this 8-K to provide our  financial statements for the years ended December 31, 2009 and 2008 as well as a Management’s Discussion and Analysis of Financial Condition and Plan of Operations relating to December 31, 2009 and 2008 and the years then ended.

ACSBAcquavella, Chiarelli, Shuster, Berkower & Co., LLP

517 Route one	1 Penn Plaza
Iselin, New Jersey, 08830	36th Floor
732.855.9600	New York, NY 10119

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Rongfu Aquaculture, Inc.

We have audited the accompanying consolidated balance sheets of Rongfu Aquaculture, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2009. Rongfu Aquaculture, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rongfu Aquaculture Inc. as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.
April 30, 2010

RONGFU AQUACULTURE, INC
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	12/31/2009	12/31/2008

ASSETS

Current Assets
Cash	$3,194,248	$14,823,746
Accounts receivable	236,374	4,412,956
Inventories	2,979,753	8,892,911
Due from shareholders	4,008,659	-
Other receivable	21,208	21,193
Trade deposit	121,224	-
Prepaid expenses	230,247	307,252
Total Current Assets	10,791,713	28,458,058

Fixed assets	405,147	445,865
Biological assets	432,808	841,625

Total Assets	$11,629,668	$29,745,548

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$-	$1,081,645
Other payable	2,743,960	873,401
Due to shareholder	-	8,519,146
Advance from clients	498,785	-
Short-term bank loan	380,273	-
Dividend payable	3,466,331	3,493,603
Income tax payable	995,313	780,052
Total Current Liabilities	$8,084,662	$14,747,847

Long-term Liabilities
Long-term bank loan	1,170,070	-
Total liabilities	9,254,732	14,747,847

Stockholders' Equity
Common stock, par value, $0.001 per share, 22,373,434 shares authorized, 1,118,672 and 1,118,672 shares issued and outstanding	1,119	1,119
Additional paid in capital	817,432	817,432
Subscription receivables	(1,119)	(1,119)
Statutory reserve	1,051,089	665,852
Other comprehensive income	866,699	861,166
Retained earnings	(360,284)	12,653,251
Total Stockholders' Equity	2,374,936	14,997,701
Total Liabilities and Stockholders' Equity	$11,629,668	$29,745,548
The accompanying notes are an integral part of these financial statements.

RONGFU AQUACULTURE, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Revenue, net	$43,842,407	$35,592,569
Cost of goods sold	26,708,361	20,043,897
Gross profit	17,134,046	15,548,672

Operating expenses:
Selling, general and administrative expenses	2,604,081	2,717,796
Total operating expenses	2,604,081	2,717,796

Net income (loss) from operations	14,529,965	12,830,876

Other income (expenses)
Interest income	50,493	71,087
Interest expense	(107,827)	(12,733)
Other expense	(415)	(1,954)
Total other income	(57,749)	56,400

Net income before income taxes	14,472,216	12,887,276

Income taxes	1,396,028	1,027,781

Net income	$13,076,188	$11,859,495

Net income	13,076,188	11,859,495
Other comprehensive income (loss)	5,533	600,174
Comprehensive income (loss)	13,081,721	12,459,669

The accompanying notes are an integral part of these financial statements.

RONGFU AQUACULTURE, INC
CONSOLDIATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$13,076,188	$11,859,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	99,012	52,572
Amortization of biological assets	408,817	316,702
(Increase) / decrease in assets:
Accounts receivables	4,177,432	(1,508,501)
Inventories	5,916,217	155,782
Prepaid expense	77,179	74,694
Trade deposit	(121,159)
Due from shareholder	(4,006,502)
Increase / (decrease) in current liabilities:
Accounts payable	(1,081,822)	323,825
Other payable	1,868,940	845,414
Advances from clients	498,517	-
Income taxes payable	214,599	680,784
Net cash provided by operating activities	21,127,418	12,800,767

CASH FLOWS FROM INVESTING ACTIVITIES
Purchased fixed assets	(55,832)	(351,389)
Biological assets	-	(1,158,327)
Construction in progress	-	(8,493)
Net cash used by investing activities	(55,832)	(1,518,209)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholder	(8,520,541)	(2,489,354)
Borrowings (payment) of short-term loan, net	380,068
Borrowings from long-term bank loan	1,754,160
Payment of long-term bank loan	(584,720)
Dividend paid	(25,763,903)
Capital contribution	-	424,418
Net cash used by financing activities	(32,734,936)	(2,064,936)

Effect of exchange rate changes on cash and cash equivalents	33,852	(197,505)

Net change in cash and cash equivalents	(11,629,498)	9,020,117

Cash and cash equivalents, beginning balance	14,823,746	5,803,629
Cash and cash equivalents, ending balance	$3,194,248	$14,823,746

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$1,181,429	$346,997
Interest payments	$107,827	$12,733

The accompanying notes are an integral part of these financial statements.

RONGFU AQUACULTURE, INC
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

			Additional	Other			Total
	Common Stock	Subscription	Paid-in	Comprehensive	Statutory	Retained	Stockholders
	Amount	Receivables	Capital	Income	Reserves	Earnings	Equity

Balance December 31, 2007	1,119	(1,119)	393,014	260,992	200,666	5,486,011	6,340,683

Foreign currency translation adjustments				600,174			600,174
Capital contribution			424,418				424,418
Transferred to Statutory reserve					465,186	(465,186)
Dividend paid or declared						(4,227,069)	(4,227,069)
Income for the year ended December 31, 2008						11,859,495	11,859,495

Balance December 31, 2008	$1,119	$(1,119)	$817,432	$861,166	$665,852	$12,653,251	$14,997,701

Foreign currency translation adjustments				5,533			5,533
Transferred to Statutory reserve					385,237	(385,237)
Dividend paid or declared						(25,704,486)	(25,704,486)
Income for the year ended December 31, 2009						13,076,188	13,076,188

Balance December 31, 2009	$1,119	$(1,119)	$817,432	$866,699	$1,051,089	$(360,284)	$2,374,936

The accompanying notes are an integral part of these financial statements

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
Note 1 - ORGANIZATION

Rongfu Aquaculture, Inc. (“Rongfu”) was incorporated in Delaware on January 13, 2009. Flourishing Blessing (Hong Kong) Co., Ltd. (“Hong Kong Rongfu”) was incorporated on November 11, 2008 in Hong Kong. Pursuant to a Share Exchange Agreement, dated as of December 29, 2009 (the “December 29, 2009 Agreement”), all of the shareholders of Hong Kong Rongfu exchanged all of the outstanding shares of Hong Kong Rongfu for shares of common stock of Rongfu and Rongfu became the owner of 100% of the outstanding capital stock of Hong Kong Rongfu. Hong Kong Rongfu owns 100% of the capital stock of Guangzhou Flourishing Blessing Heng Seng Agriculture Technology Limited (“Guangzhou Flourishing”). Guangzhou Flourishing is a wholly foreign-owned enterprise, or “WFOE,” under the laws of the People’s Republic of China (“PRC”) by virtue of its status as a wholly-owned subsidiary of a non-PRC company, Hong Kong Rongfu.  In connection with the closing of the December 2009 Agreement, Guangzhou Flourishing  entered into and consummated a series of agreements (the “Contractual Agreements’) with Chen Zhisheng and Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd. (“Nanhai Ke Da Heng Sheng”).  Under the Contractual Agreements, Guangzhou Flourishing agreed to assume control of the operations and management of Nanhai Ke Da Heng Sheng in exchange for a management fee equal to Nanhai Ke Da Heng Sheng’s earnings before taxes. As a result, the business of Nanhai Ke Da Heng Sheng  and Hainan Ke Da Heng Sheng Aquit Germchit Co., Ltd., a PRC corporation (“Hainan Ke Da Heng Sheng”), 70% of the outstanding stock of which is owned by Nanhai Ke Da Heng Sheng,  will be conducted by Guangzhou Flourishing. We anticipate that Nanhai Ke Da Heng Sheng and Hainan Ke Da Heng Sheng will continue to be the contracting parties under their customer contracts, bank loans and certain other assets until such time as those may be transferred to Guangzhou Flourishing. Nanhai Ke Da Heng Sheng was formed in the PRC on April 30, 2003 as a limited liability company (a company solely owned by a natural person). Hainan Ke Da Heng Sheng was formed in the PRC on August 6, 2007 as a limited liability company. Guangzhou Flourishing was incorporated in the PRC on January 9, 2009 as a wholly owned foreign enterprise.

The Contractual Agreements completed in December 2009 provide that Guangzhou Flourishing has controlling interest in Nanhai Ke Da Heng Sheng under FASB Accounting Standards Codification “Consolidation of Variable Interest Entities”, an Interpretation of an Accounting Research Bulletin, which requires Guangzhou Flourishing to consolidate the financial statements of  Nanhai Ke Da Heng Sheng  and  Hainan Ke Da Heng Shen and ultimately consolidate with its parent company, Rongfu Aquaculture, Inc.

The Company, through its subsidiaries, and contractual agreements, is engaged in integrated business of aquaculture including tilapia brood stock, tilapia fry, tilapia farming, and marketing for tilapia. It is specializing in the production of the Hengsheng Brand Nile Tilapia and the new licensed New Jifu Tilapia.

These consolidated Financial Statements have been prepared on a historical pro-forma basis.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and represent the pro forma historical results of the consolidated group. The Company adopted the new accounting guidance (“Codification”) on July 1, 2009. For the year ended December 31, 2009, all reference for periods subsequent to January 1, 2009 are based on the codification. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted the Consolidation Topic of the FASB Accounting Standards Codification which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.
.
Translation Adjustment

As of December 31, 2009 and 2008, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with the Foreign Currency Matters Topic of the Codification, with the CNY as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification, as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Statement of Cash Flows

In accordance with the Statement of Cash Flows Topic of the Codification, cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Comprehensive Income Topic of the Codification. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There were no contingencies of this type on December 31, 2009.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There were no contingencies of this type on December 31, 2009.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.  There were no allowances for doubtful accounts as of December 31, 2009 and 2008.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market, if lower. As of December 31, 2009 and 2008, inventories consist of the following:

	12/31/2009	12/312008

Raw materials	$47,185	$27,725
Work in process and finished goods	2,932,568	8,865,186

Total	$2,979,753	$8,892,911

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Buildings	10-20 years
Fishing gear	5-10years
Transportation equipment	5-10 years
Office equipment	3-5 years

As of December 31, 2009 and 2008, Property, Plant & Equipment consist of the following:

	12/31/2009	12/31/2008

Buildings	$73,631	$60,230
Fishing gear	424,938	408,197
Transportation equipment	37,330	37,155
Office equipment	40,102	1,187
Construction in progress	-	10,938
Total	576,001	517,707
Accumulated depreciation	(170,854)	(71,842)

	$405,147	$445,865

Depreciation expense for the years ended December 31, 2009 and 2008 was $99,012 and $52,572, respectively.

Long-Lived Assets

Since April 30, 2003, the Company adopted the Property, Plant and Equipment Topic of the Codification, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes previous accounting guidance, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2009, there were no impairments of its long-lived assets.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Financial Instrument Topic of the Codification requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.
.
Revenue Recognition

The Company’s revenue recognition policies are in compliance with the Revenue Recognition Topic of the Codification. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising
Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2009 and 2008 were $40,795 and $ 28,801, respectively.

Income Taxes

The Company utilizes the accounting guidance, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

It is the Company’s intention to permanently reinvest earnings from activity with China and thereby indefinitely postpone repatriation of these funds to the U.S. Accordingly, no domestic deferred income tax provision has been made for U.S. income tax which could result from paying dividends to the Company.

There were no deferred tax difference in 2009 and 2008.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, all are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In May 2009, the FASB issued accounting guidance for “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also required disclosure of the date through which subsequent events are evaluated by management.  ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively.  Because ASC Topic 855 impacted the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In August 2009, the FASB issued, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have an impact on the Company’s consolidated results of operations or financial condition.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 3 –OTHER RECEIVABLES

Other receivables mainly consist of cash advances to rent deposit. As of December 31, 2009 and 2008, the other receivables were $21,208 and $21,193, respectively.

 Note 4 – BIOLOGICAL ASSETS

As of December 31, 2009 and 2008, Biological assets at cost consist of the following:

	12/31/2009	12/312008
Carp	$20,562	$20,562
Tilapia	959,561	959,561
Snakeheads	178,204	178,204
Total	1,158,327	1,158,327
Accumulated amortization	(725,519)	(316,702)
	$432,808	$841,625

Amortization expense for the years ended December 31, 2009 and 2008 was $408,817 and $316,702, respectively.

Note 5 – RELATED PARTY TRANSACTIONS

The Company buys fish feed from a related party supplier. The Company also lent money to a shareholder of the Company.

Note 6 – DUE FROM/TO SHAREHOLDER

The Company has a receivable due from shareholder. As of December 31, 2009, due to shareholder was $ 4,008,659. Amount due are receivable upon demand with no stated interest.

During the fourth quarter of 2009, the Company loaned an aggregate of RMB 21,900,000 ($3,201,343 translated at $1=RMB 6.8372) to a shareholder. He invested the entire proceeds of the loan in the construction of Foshan Nanhai Guanyao Processing Industrial Park, which has a total area of 108,000 square meters with the construction area of 85,000 square meters. The loan does not bear any interest and may be paid off by deducting the shareholder’s allocation of shareholders’ dividends or other means. After the construction has been completed, the Company has a first option to rent Foshan Nanhai Guanyao Processing Industrial Park on terms to be determined.

The Company had a payable due to a shareholder.  As of December 31, 2008, due to a shareholder was  $8,519,146.  The note was paid in 2009.

Note 7 – CONCENTRATIONS

As of December 31, 2009, two customers accounted for 20% of accounts receivable. For the year ended December 31, 2009 the Company had one related party vendor who accounted for 73% of total purchases. At December 31, 2008, 78% of accounts payable were due to one related party vendor. For the year ended December 31, 2008, the Company had one related party vendor who accounted for 93% of total purchases.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 8 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the PRC entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

Note 9- DEBT

As of December 31, 2009, the Company had debt as follows:

Credit Union –Foshan Naihai Branch	Amount	Interest rate	Due
Short tem bank loan	$380,273	4.425%	Feb 13,2010
Long term bank loan	$1,170,070	4.50%	Feb 13 and 14, 2011

The Company is using these loans for working capital purposes and secured by certain real estate and property insurance.

Note 10 - INCOME TAXES

The Company operates in more than one jurisdiction with complex regulatory environments subject to different interpretations by the taxpayer and the respective governmental taxing authorities. We evaluate our tax positions and establish liabilities if required for an uncertain tax position which may be challenged by local tax authorities and may not be fully sustained despite our belief that the underlying tax positions may be fully supportable. At this time the Company is not able to make a reasonable estimate of the impact on the effective tax rate related these items which could be challenged.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is an agriculture enterprise and under PRC Income Tax Laws, it is entitled to an exemption for 2006.  Starting from January 1, 2008, it is entitled to have the new PRC tax policy for agriculture enterprises applied to it. The Company’s income comes from three general categories, including fish breeding, fish cultivation and selling adult fish. For income from fish breeding, the Company is entitled to an exemption from taxation. For income from fish cultivation, EIT is a discount rate of 12.5%. For income from selling adult fish, EIT is a rate of 25%.

The following is a reconciliation of income tax expense:

12/31/2009	International	Total
Total	$1,396,028	$1,396,028

12/31/2008	International	Total
Current	$1,027,781	$1,027,781

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 11– COMMITMENTS & CONTINGENCIES

The Company leases facilities under operating leases, which expire on different dates. It pays for leases on an annual basis and accrues for these expenses throughout the year.   For the years ended December 31, 2009 and 2008, rent expense was $ 317,785 and $ 334,705.  Future payments under these leases are as follows:  2010 - $75,280; 2011 - $65,925; 2012 - $65,925; 2013 - $46,979.

Note 12 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprise’s income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve should be 10 percent of income after tax, not to exceed 50 percent of registered capital. Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2009 and 2008, the Company had allocated $ 1,051,089 and $ 665,852, to these non-distributable reserve funds.

Note 13- OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at December 31, 2009 and 2008, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2008	$861,166	$861,166
Change for 2009	5,533	5,533
Balance at December 31, 2009	$866,699	$866,699

Note 14- SUBSEQUENT EVERNTS

The Company evaluated subsequent events through the time of filing this registration statement for items affecting the two-year period ended December 31, 2009.

On January 5, 2010, the Company entered into a Securities Purchase Agreement to sell to investors: (1) 124,113 shares of its common stock; (2) Series A common stock purchase warrants to purchase 124,113 shares of the Company’s common stock with an exercise price of $3.53 per share; and (3) Series B common stock purchase warrants to purchase 124,113 shares of the Company’s common stock at an exercise price of $4.23 per share.  The Company received gross proceeds of $ 350,000 from the sale of securities pursuant to this agreement.

On January 12, 2010, the Company entered  into a Securities Purchase Agreement to sell to investors: (1) 70,922 shares of common stock; (2) Series A common stock purchase warrants to purchase 70,922 shares of common stock with an exercise price of $3.53 per share; and (3) Series B common stock purchase warrants to purchase 70,922 shares of common stock at an exercise price of $4.23 per share. The Company received gross proceeds of $ 200,000 from the sale of securities pursuant to this agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Rongfu Aquaculture, Inc. appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company is engaged in commercial freshwater aquaculture in the PRC. It sells fish and fish fry and also acts as a freshwater fish dealer (generating trading profits from the purchase of fish from third party farmers and the immediate sale of such fish to wholesalers).

During the fiscal year ended December 31, 2009 (“fiscal 2009”)  the Company sold more than 27,000 tons of adult fish to frozen fish processors and wholesalers in Guangdong Province and Hainan Province, PRC and sold approximately 360 million fry to distributors, which in turn sold such fry to other farmers to cultivate.

Approximately 74.0% of the Company’s revenues for fiscal 2009 were from the sale of adult fish farmed by the Company, approximately 13.7% of the Company’s 2009 revenues were from the re-sale of fish purchased by the Company from farmers and approximately 12.3% of the Company’s 2009 revenues were generated from the sale of fish fry. Approximately 67.9% of the Company’s net income for fiscal 2009 was from the cultivation and sale of adult fish, approximately 30.3% of the Company’s 2009 net income were from the breeding, incubation and sale of fish fry and approximately 1.8% of the Company’s 2009 net income was profit from the Company’s trading of freshwater adult fish. According to China Agriculture Magazine, the Company is currently the largest seller of tilapia fry in the PRC and the Company believes that it is also one of the three largest sellers of adult tilapia in the PRC.

The Company operates 13 adult fish breeding farms, covering a total area of 8,249 mu Three of the Company’s farms are located in Hainan Province, two in the town of Wenchang and one in Nanling. The other 10 farms are located in Guangdong Province in the towns or villages of Nanhai, Qinyuan, Taishan, Yangdong  and Gaoyao. 9 of the farms consist of a series of man-made ponds. Each pond is outfitted with one or more oxygen aeration machines which float on the surface and one or more feeding machines which provide food to the fish twice per day. The aeration machines provide oxygen to the fish and enable the natural removal of fish wastes so that the water does not become toxic for the fish.

4 of the Company’s farms are each comprised of a single lake created by damming a river. Oxygen aeration equipment is not needed since the lakes have a much larger area than the ponds dug by the Company. The land on which the farms are located is leased by the Company from the village under leases for terms of 4 to 30 years.

In addition to its adult fish breeding farms, the Company operates a breeding farm in Wenchang, Hainan Province in which tilapia fry are produced from brood stock.

At its facilities in Nanhai (at which the Company’s fish clinic is also located) and Wenchang, the Company also has constructed and maintains concrete tanks where the Company incubates tilapia. The Company also incubates snakehead and crucian carp fry in its tank in Nanhai. After the incubation period the Company sells approximately 95% of the fry to distributors.

Based on unaudited information, approximately 45.9% of the Company’s revenues from the sale of Company grown adult fish in fiscal 2009 were from the sale of tilapia, approximately 21.2% was from the sale of grass carp, approximately 9.6% was from the sale of snakehead, approximately 8.3% was from the sale of bighead and the balance of the Company’s revenues from the sale of adult fish during fiscal 2009 were from sales of other varieties of freshwater fish, including catfish, bream, black carp and crucian carp.

Based on unaudited information, approximately 77.6%, 15.9% and 6.5% of the Company’s revenues during fiscal 2009 from sales of fish fry were from the sale of tilapia, snakehead and crucian carp fry, respectively. The Company does not incubate fry of the other adult fish that it cultivates. Rather it purchases the fry for such fish from distributors.

In conjunction with Professor Sifa Li and his team from Shanghai Fisheries University, during the period from 1994 to 2006 the Company developed a strain of Nile tilapia called “New Jifu” which has received the approval and recommendation the PRC Ministry of Agriculture. The Company currently produces approximately 17,000 tons of tilapia per year, approximately 60% of which is of the New Jifu variety and 40% of which is oreochromis tilapia.

The Company sells approximately 90% of its tilapia to the owners of 28 processing plants in Guangdong and Hainan Provinces. The processors generally require that the tilapia be of a standard weight of .75 kiligrams. (Because of such weight requirement, the Company generally sells most of its tilapia in the fourth quarter since the growing season of approximately 6 months commences in March of each year.) The processors freeze the tilapia and sell the frozen product for distribution domestically in China and internationally. The balance of the Company’s tilapia, as well as all of the other fish the Company sells, is sold under the Company’s Hengshen brand name to fish brokers located in wholesale markets in Guangdong Province, Hainan Province, Fujian, Xinjiang Province etc. which in turn market the fresh fish nationwide in China though other wholesalers or at retail.

Fiscal Year Ended December 31, 2009 as Compared to Fiscal Year Ended December 31, 2008

Net sales for the fiscal year ended December 31, 2009 were $ 43,842,407, an increase of $8,249,838 or 23.2%, when compared to the same period in 2008. Such increase was mainly attributed to the increase in sales of adult fish, which increased $8,871,362, due to the enhancement of breeding capacity. For the fiscal year ended December 31, 2009, the sales of fish fry decreased $1,550,095 compared to the same period of the prior year.  Sale of fry was high in 2008 because the cold winter in Southern China killed some grown fish and farmers needed to re-grow their fish and as a result purchased more fry in the later months of 2008. In 2009, the sale of fry was back to normal levels. Cost of goods sold for the fiscal year ended December 31, 2009 were $26,708,361, an increase of $6,664,464 or 33.2%, when compared to the same sales period of the prior year, which consisted of an increase of  $5,802,229 for breeding adult fish, an increase of $870,756 for our trading business, and a decrease of $8,521 for breeding fish fry.   Gross profit for the fiscal year ended December 31, 2009 was $17,134,046, an increase of $1,585,374 or 10.2%, when compared to the same period in 2008. The main reason for the increased profit was due to the increased profit from our selling adult fish for the whole fiscal year 2009.

Selling, general and administrative expenses for the fiscal year ended December 31, 2009 were $2,604,081, a decrease of $113,715 or 4.2%, when compared to the same period in 2008, mainly attributed to the decrease in selling expense of $148,613 and $767,903 for fish fry breeding business and farm cultivation respectively, and the increase in general and administrative expenses of $204,102 for our daily operations.

Income from operations for the fiscal year ended December 31, 2009 was $14,529,965, an increase of $1,699,089 or 13.2%, when compared to the same period in 2008. The mainly reason for the increase in income from operations was that income from operations income from operations generated by the adult fish business increased $2,938,649, which increase was partially offset by a $1,112,291decrease in income from operations generated by the fish fry business.

Interest income for the fiscal year ended December 31, 2009 was $50,493, a decrease of $20,594 or 28.9%, when compared to the same period in 2008, primarily because the Company used a part of its interest earning funds to pay dividends, which decreased the Company’s interest income as a consequence.  Interest expense the fiscal year ended December31, 2009 was $107,827, an increase of $95,094 or 746.8% due to the increase in the Company’s short term bank loans, when compared to the same period in 2008.  Other expense for the fiscal year ended December 31, 2009was $1,836 as compared to other expense of $1,954 for the same period in 2008.

Provision for income taxes for the fiscal year ended December 31, 2009 was $1,396,028, an increase of $368,247, or 35.8% when compared to the same period in 2008. In 2009 less fry was sold and fry was tax exempt while farmed fish was subject to a 12.5% income tax. Trading revenue from grown fish was taxed at a rate of 25%. In 2009, more revenue was contributed by farming and trading and therefore the provision for income taxes was higher than that of 2008. Income for the fiscal year ended December 31, 2009 was $13,076,188, an increase of $1,216,693 or 10.2%, when compared to the same period in 2008 because of the increase in income from the adult fish business.

During the fiscal year ended December 31, 2009, total assets decreased by $18,115,880, or 60.9%, from $29,745,548 at December 31, 2008 to $11,629,668 at December 31, 2009.  The majority of the decrease was in cash, accounts receivable and inventory, which decreases were partially offset by an increase in due from shareholders.

During the fiscal year ended December 31, 2009, cash decreased by $11,629,498, or 78.4%, to $3,194,248 as compared to $14,823,746 as of December 31, 2008. This is mainly attributed to the payment of dividends to shareholders.

At December31, 2009, the accounts receivable balance decreased by $4,176,582, or 94.6%, from the balance at December 31, 2008. There was an advance from clients in our fish farming operations that reduced the accounts receivable for the fiscal year ended December 31, 2009.

The Company’s inventory as of December 31, 2009 was $2,979,753, a decrease of $5,913,158, or 66.5%, compared to inventory at December 31, 2008. Inventory mainly consists of adult tilapia, snakehead, crucian carp and other varieties of freshwater fish. The main reason for the decrease of inventory is that the fourth quarter is the Company’s highest sales quarter and the Company sold most of its inventory in this quarter.

At December 31, 2009 fixed assets were $405,147, mainly consisting of aerators, feeding machines and other equipment used in fish farms, representing a decrease of $29,780, or 6.9%, compared to fixed assets as of December 31, 2008.

At December 31, 2009 biological assets were $432,808, a decrease of $408,817, or 48.5%, compared to biological assets as of December 31, 2008. The decrease in biological assets was due to the annual amortization of biological assets. Biological assets consist of tilapia, snakehead and crucian carp.

At December 31, 2009 accounts payable were $0, as compared to accounts payable of $1,081,645 as of December 31, 2008.The items included in accounts payable as of December 31, 2008 are fish food used in fish farming and fish fry breeding.

At December 31, 2009 other payable was $2,743,960, an increase of $1,870,559, or 214.2%, compared to other payable as of December 31, 2008. The main item included in other payable is personal income tax payable, and the increase of personal income tax payable was due to the higher dividend payable in the fiscal year ended December 31, 2009.

At December 31, 2009 due to shareholder was $0, as compared to due to shareholder of $8,519,146 as of December 31, 2008. This is attributed to the repayment to shareholders in the fiscal year ended December 31, 2009.

At December 31, 2009 advance from clients was $498,785 as compared to no advance from clients as of December 31, 2008. This increase came from several clients in the Company’s fish farming operations.

At December 31, 2009 current portion of bank loan was $380,273 as compared to no current portion of bank loan as of December 31, 2008 since there were no bank loans as of December 31, 2008.

At December 31, 2009 dividend payable was $3,466,331, a decrease of $27,272, or 0.8%, compared to dividend payable of $3,493,603 as of December 31, 2008.

At December 31, 2009 income tax payable was $995,313, an increase of $215,261, or 27.6%, compared to income tax payable of $780,052 as of December 31, 2008, because of the increased sales in the adult fish business in the fourth quarter of 2009.

At December 31, 2009 long-term bank loan was $1,170,070 as compared to no long term bank loan as of December 31, 2008, because the Company successfully obtained a long term bank loan in the fiscal year ended December 31, 2009.

Fiscal Year Ended December 31, 2008 as Compared to Fiscal Year Ended December 31, 2007

The following table presents the Company’s consolidated net sales for its lines of business for the fiscal years ended December 31, 2008 and 2007, respectively:

	Fiscal Year Ended December 31,
	2008	2007	% Change
Farm growing	23,577,694	18,509,803	27.4%
Breeding	6,928,674	—	—
Trading	5,086,201	4,484,126	13.4%
Consolidated	$35,592,569	$22,993,929	54.8%

Net sales for the fiscal year ended December 31, 2008 (“fiscal 2008”) were $35,592,569, an increase of $12,598,640 or 54.8%, when compared to net sales for the fiscal year ended December 31, 2007 (“fiscal 2007”). This increase was the result of the $6,928,674 increase of sales of fish fry, a $5,067,890 increase of sales of adult fish, and a $602,075 increase in trading.   Cost of goods sold for fiscal 2008 were $20,043,897, an increase of $3,566,878 or 21.6%, when compared to the same sales period of the prior year. The cost of goods did not increase in line with sales mainly because the  fish fry business, which contributed most to the increase in sales, did not require corresponding increases in cost of goods sold.  Gross profit for fiscal 2008 was $15,548,672, an increase of $9,031,762 or 138.6%, when compared to fiscal 2007, mainly due to the higher than average gross margin of fish fry.

Selling, general and administrative expenses for fiscal 2008 were $2,217,796, an increase of $1,079,101 or 65.9%, when compared to fiscal 2007 due to the expansion of the Company’s business.

Income from operations for fiscal 2008 was $12,830,876, an increase of $7,952,661 or 163.0%, when compared to fiscal 2007 as a result of increase of sales of fish fry and sales of adult fish simultaneously.

Interest income for fiscal 2008 was $71,087, an increase of $29,824 or 72.3%, when compared to fiscal 2007 as a result of increase of cash and deposits in  banks.  Interest expense for fiscal 2008 was $12,733, and there was no interest expense in fiscal 2007; Other expense, which is bank charge, for fiscal 2008 was $1,954, a decrease of $1,216 as compared to other expense in fiscal 2007.

Provision for income taxes for fiscal 2008 was $1,027,781, an increase of $958,255, or 1378.3% when compared to fiscal 2007. The Corporate Income Tax Law of the People’s Republic of China (the “new CIT law”) went into effect on January 1, 2008. In accordance with the relevant tax laws and regulations of the PRC, the applicable income tax for fish farming increased. The Company was entitled income tax free for fish farming for fiscal 2007, and a 50% income tax holiday for fiscal 2008.

Net income for fiscal 2008 was $11,859,495, an increase of $7,012,712 or 144.7%, when compared to fiscal 2007.

During fiscal 2008, total assets increased by $12,230,000, or 69.8%, from $17,515,548 at December 31, 2007 to $29,745,548 at December 31, 2008.  The majority of the increase was in cash, accounts receivable, with additional increases in inventories, fixed assets and biological assets.

During fiscal 2008, cash increased by $9,020,117, or 155.4%, to $14,823,746 as compared to $5,803,629 as of December 31, 2007, which is mainly attributed to the development of our business.

At December 31, 2008, the accounts receivable balance increased by $1,735,697, or 64.8%, from the balance at December 31, 2007 due to the increase of sales.

The Company’s inventory as of December 31, 2008 was $8,892,911, an increase of $401,280, or 4.7%, compared to inventory at December 31, 2007. Inventory consists of tilapia, bream, crucian carp, grass carp and other varieties of freshwater fish. The main reason of the increase of inventory is to meet the needs of expanding of business.

At December 31, 2008 fixed assets was $434,927, an increase of $298,817, or 219.5%, compared to fixed assets as of December 31, 2007, primarily due to the new equipments the Company purchased for fish fry business . Fixed assets consist of aerators, feeding machine, variety of equipments used in fish farms and office equipments.

At December 31, 2008 biological assets was $841,625. There were no biological assets as of December 31, 2007  Biological assets, consisting of the parent fish of tilapia, snakehead and crucian carp fry,  are used in the Company’s fish fry business.

At December 31, 2008 accounts payable were $1,081,645, an increase of $380,939, or 54.4% as a result of business expansion, compared to accounts payable as of December 31, 2007.

At December 31, 2008 other payable was $873,401, consisting of the personal income tax payable. There was no other payable  as of December 31, 2007.

At December 31, 2008 due to shareholders was $8,519,146 , a decrease of $1,883,047, or 18.1%, compared to due to shareholders as of December 31, 2007, this was attributed to the repayment to shareholders.

At December 31, 2008 dividends payable was $3,493,603 as compared to no dividends payable  as of December 31, 2007, since the Company believed it was appropriate to pay dividends to shareholders for fiscal 2008.

At December 31, 2008 income tax payable was $780,052, an increase of $708,086, or 983.9% as compared to income tax payable as of December 31, 2007. The Company was entitled to a income tax free policy for its fish farming business for fiscal 2007, while it was entitled to 50% income tax rate tax holiday for fiscal 2008.

Liquidity and Capital Resources

The Company has typically financed its operations and expansion from cash flows from operations and loans from our shareholders and banks. We consummated the reverse merger transaction and raise approximately $7.7 million in gross proceeds in a private placement financing on March 29, 2010.

Nanhai Ke Da Heng Sheng has entered into two credit line agreements with Foshan Nanhai Allied Rural Credit Union Danzhao Credit Association, one with a credit line of RMB 5,000,000 and the other with a credit line of RMB 14,800,000. The credit lines are secured by  real estate owned by the sister-in-law of Chen Zhishen, our Chairman of the Board.. As of March 29, 2010, an aggregate principal amount of RMB 9,400,000 of loans were outstanding under the two credit lines. The outstanding loans are all due in January 2011. Outstanding loans under the credit lines bear interest at a rate of  0.45% per month. Interest is payable monthly

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 3 to our consolidated financial statements, "Summary of Significant Accounting Policies." Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market, if lower.

Income Taxes

The Company utilizes the accounting guidance, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

It is the Company’s intention to permanently reinvest earnings from activity with China and thereby indefinitely postpone repatriation of these funds to the U.S. Accordingly, no domestic deferred income tax provision has been made for U.S. income tax which could result from paying dividends to the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, all are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with the Revenue Recognition Topic of the Codification. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANTO, INC.

Date: May 13, 2010

/s/ Kelvin Chan

President